UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2026

VIREO GROWTH INC.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of Incorporation)

000-56225	82-3835655
(Commission File Number)	(IRS Employer Identification No.)

207 South 9th Street Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

(612) 999-1606

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

FarmaceuticalRx LLC

On July 30, 2026, Vireo Growth Inc. (the “Company”) entered into a Securities Purchase Agreement (the “FRX Agreement”) by and among the Company, as buyer, FarmaceuticalRx LLC, an Ohio limited liability company (“FRX”), SB Ohio Holdings Inc., an Ohio corporation (“SB Ohio”), and Chicago Atlantic Credit Opportunities, LLC, a Delaware limited liability company (“CACO”, and together with SB Ohio, each an “FRX Seller” and collectively, “FRX Sellers”), pursuant to which the Company agreed to acquire 100% of the issued and outstanding limited liability company membership interests of FRX, an Ohio-based cannabis company.

The transaction involves a pre-closing restructuring of FRX’s ownership, that will result in the membership interests of FRX being held by SB Ohio and CACO immediately prior to closing, and both FRX Sellers will sell their respective interests to the Company at closing. Chicago Atlantic Admin, LLC ("Chicago Atlantic"), through its affiliated entities, is the primary secured lender to FRX. In connection with the closing, certain convertible notes held by CACO, totaling approximately $12.7 million, will be converted into membership interests of FRX immediately prior to closing and thereby extinguished. John Mazarakis, the Company's Chief Executive Officer, is a partner of Chicago Atlantic Group, LP, an affiliate of Chicago Atlantic and CACO.

The closing is subject to the satisfaction or waiver of customary closing conditions, including receipt of required regulatory approvals and, following closing, Chicago Atlantic and its affiliates must collectively hold less than 20% of the Company’s issued and outstanding subordinate voting shares immediately following closing. Should such provision be waived, it is possible that the transaction may result in Chicago Atlantic owning greater than 20% of the Company’s issued and outstanding subordinate voting shares immediately following closing, which could require Company shareholder approval under Canadian Securities Exchange (“Exchange”) requirements.

The aggregate consideration for FRX’s membership interests consists solely of subordinate voting shares of the Company (“Company Shares”), with no cash consideration payable to FRX Sellers at any time. The purchase price is payable in three tranches as follows: (i) at closing, the Company will issue to each FRX Seller a number of Company Shares equal to 50% of the estimated closing purchase price of approximately $139.5 million multiplied by such FRX Seller’s pro rata share divided by $18.75 per share, less the number of shares deposited into escrow, which is estimated to be approximately 7,440,533 Company Shares at closing (before escrow) (“FRX Closing Share Payment”); (ii) within five business days following the date that is 90 days after closing, the Company will issue to each FRX Seller additional Company Shares equal to 25% of the actual closing purchase price multiplied by such FRX Seller’s pro rata share, divided by the greater of (a) $17.25 per share or (b) the 20-day volume weighted average price (“VWAP”) per Company Share prior to such date (“FRX Second Tranche Shares”); and (iii) within five business days following the date that is 180 days after closing, the Company will issue to each FRX Seller additional Company Shares equal to 25% of the actual closing purchase price multiplied by such FRX Seller’s pro rata share, divided by the greater of (a) $17.25 per share or (b) the 20-day VWAP per Company Share prior to such date (“FRX Third Tranche Shares”), in each case subject to the minimum price permitted under Exchange policies.

At closing, 10% of the aggregate number of Company Shares issued as part of the total closing consideration will be deposited into escrow for a period of 24 months following closing to secure the indemnification and purchase price adjustment obligations of FRX Sellers under the FRX Agreement.

The FRX Agreement includes a performance-based clawback mechanism under which FRX Sellers may be required to return a portion of their Company Shares to the Company if FRX underperforms financially through the end of 2027. Specifically, if all three of the following conditions are met as of December 31, 2027, FRX Sellers must forfeit shares back to the Company: (i) FRX’s 2027 EBITDA (as defined under the FRX Agreement) falls more than 3.5% below its Closing EBITDA (as defined under the FRX Agreement) of $23.8 million; (ii) FRX’s EBITDA margin in 2027 is lower than it was in 2025; and (iii) the Company’s 20-day average share price exceeds $31.50 per share. In the event of forfeiture, the number of shares forfeited is based on the size of the EBITDA shortfall, capped at 25% of the total Company Shares issued to FRX Sellers as transaction consideration.

The FRX Agreement may be terminated under certain circumstances, including either party may terminate if the transaction has not closed by July 30, 2027, provided that the party seeking to terminate is not itself responsible for the delay.

Concurrently with the execution of the FRX Agreement, the Company and FRX Sellers entered into a side letter agreement pursuant to which FRX Sellers' potential forfeiture obligations under the FRX Agreement may be reduced by up to $18.0 million worth of Company Shares (approximately 958,773 shares at the closing share price of $18.75) upon the satisfaction of certain conditions.

The foregoing description of the FRX Agreement is qualified in its entirety by reference to the full text of the FRX Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

FRX Lock-Up Restrictions

Pursuant to Lock-Up Agreements to be entered into upon closing, each FRX Seller will agree not to transfer, sell, pledge, or otherwise dispose of Company Shares issued as purchase price consideration during the following restricted periods: the Company Shares issued as the FRX Closing Share Payment will be locked up through December 31, 2026; the Company Shares issued as the FRX Second Tranche Shares will be locked up through March 31, 2027; and the Company Shares issued as the FRX Third Tranche Shares will be locked up through March 31, 2028.

The foregoing description of the Lock-Up Agreements is qualified in its entirety by reference to the full texts of the Lock-Up Agreements, a form of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

FRX Registration Rights

Pursuant to Investor Rights Agreements to be entered into upon closing, the Company will grant each FRX Seller certain registration rights with respect to the Company Shares issued as consideration, including: (i) one demand registration right per FRX Seller, exercisable following expiration of the applicable lock-up period, subject to a minimum aggregate offering value of $5 million; and (ii) piggyback registration rights with respect to registration statements filed by the Company for its own account or for other shareholders. The foregoing description of the Investor Rights Agreements is qualified in its entirety by reference to the full texts of the Investor Rights Agreements, a form of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

FarmaceuticalRX 2 LLC

On July 30, 2026, the Company entered into a Securities Purchase Agreement (the "FRX2 Agreement") by and among the Company, as buyer, FarmaceuticalRX2 LLC, an Ohio limited liability company (“FRX2”), Rebecca Myers, Dietrich Stephan, Joy Bochner, and CACO (Myers, Stephan, Bochner and CACO together collectively, the “FRX2 Sellers” and each an “FRX2 Seller”), as sellers, pursuant to which the Company agreed to acquire 100% of the issued and outstanding limited liability company membership interests of FRX2, an Ohio-based licensed cannabis company.

The transaction involves a pre-closing restructuring of FRX2's ownership. Immediately prior to closing, an existing convertible note held by CACO in the maximum principal amount of $10.8 million will be converted in full into membership interests of FRX2 and warrants in favor of CACO, which warrants must be terminated prior to or at closing. Following the conversion, all of the membership interests of FRX2 will be held by Myers, Stephan, Bochner, and CACO, and all FRX2 Sellers will sell their respective interests to the Company at closing. The conversion and termination of the warrants are conditions to closing. In addition, at closing, CA Opportunities Real Estate Holdings LLC ("COREH"), an affiliate of CACO, will assign to FRX2 a 51% membership interest in FRX Real Estate Holding Company of Ohio, LLC currently held by COREH. Chicago Atlantic, through its affiliated entities, is the primary secured lender to FRX2. John Mazarakis, the Company's Chief Executive Officer, is a partner of Chicago Atlantic Group, LP, an affiliate of Chicago Atlantic, CACO, and COREH.

The closing is subject to the satisfaction or waiver of customary closing conditions, including receipt of required regulatory approvals. Following closing, Chicago Atlantic and its affiliates must collectively hold less than 20% of the Company's issued and outstanding subordinate voting shares immediately following Closing. Should such provision be waived, it is possible that the transaction may result in Chicago Atlantic owning greater than 20% of the Company’s issued and outstanding subordinate voting shares immediately following closing, which could require Company shareholder approval under Exchange requirements.

The aggregate consideration for FRX2’s membership interests consists solely of Company Shares, with no cash consideration payable to the FRX2 Sellers at any time. The purchase price is based on an EBITDA (as defined under the FRX2 Agreement) multiple of 5.7 times FRX2's Closing EBITDA (as defined under the FRX2 Agreement) of $12.3 million, resulting in a base EBITDA consideration of approximately $70.1 million, subject to customary adjustments for cash, assumed indebtedness of up to approximately $50.9 million under existing Chicago Atlantic credit facilities, closing indebtedness, pre-closing taxes, transaction expenses, and working capital. After giving effect to the assumed indebtedness and other adjustments, the estimated closing purchase price is approximately $19.2 million. The purchase price is payable in three tranches as follows: (i) at Closing, the Company will issue to each FRX2 Seller a number of Company Shares equal to 50% of the estimated closing purchase price multiplied by such FRX2 Seller's pro rata share divided by $18.75 per share, less the number of shares deposited into escrow, which is estimated to be approximately 1,023,130 Company Shares at Closing (before escrow) ("FRX2 Closing Share Payment"); (ii) within five business days following the date that is 90 days after Closing, the Company will issue to each FRX2 Seller additional Company Shares equal to 25% of the actual closing purchase price multiplied by such FRX2 Seller's pro rata share, divided by the greater of (a) $17.25 per share or (b) the 20-day VWAP per Company Share prior to such date ("FRX2 Second Tranche Shares"); and (iii) within five business days following the date that is 180 days after closing, the Company will issue to each FRX2 Seller additional Company Shares equal to 25% of the actual closing purchase price multiplied by such FRX2 Seller's pro rata share, divided by the greater of (a) $17.25 per share or (b) the 20-day VWAP per Company Share prior to such date ("FRX Third Tranche Shares"), in each case subject to the minimum price permitted under Exchange policies.

At closing, 10% of the aggregate number of Company Shares issued as part of the total closing consideration will be deposited into escrow for a period of 24 months following closing to secure the indemnification and purchase price adjustment obligations of FRX2 Sellers under the FRX2 Agreement.

The FRX2 Agreement includes a performance-based clawback mechanism under which FRX2 Sellers may be required to return a portion of their Company Shares to the Company if FRX2 underperforms financially through the end of 2027. Specifically, if all three of the following conditions are met as of December 31, 2027, FRX2 Sellers must forfeit shares back to the Company: (i) FRX2's 2027 Adjusted EBITDA (as defined under the FRX2 Agreement) falls more than 3.5% below its Closing EBITDA (as defined under the FRX2 Agreement) of $12.3 million; (ii) FRX2's EBITDA margin in 2027 is lower than it was in 2025; and (iii) the Company's 20-day average share price exceeds $31.50 per share. In the event of forfeiture, the number of shares forfeited is based on the size of the EBITDA shortfall, capped at 25% of the total Company Shares issued to FRX2 Sellers as transaction consideration.

The FRX2 Agreement may be terminated under certain circumstances, including either party may terminate if the transaction has not closed by July 30, 2027, provided that the party seeking to terminate is not itself responsible for the delay.

Concurrently with the execution of the FRX2 Agreement, the Company and FRX2 Sellers entered into a side letter agreement pursuant to which the FRX2 Sellers' potential forfeiture obligations under the FRX2 Agreement may be reduced by up to $9.3 million worth of Company Shares (approximately 495,627 shares at the closing share price of $18.75) upon the satisfaction of certain conditions .

The foregoing description of the FRX2 Agreement is qualified in its entirety by reference to the full text of the FRX2 Agreement, which is attached as Exhibit 10.4 to this Current Report on Form 8-K, and is incorporated herein by reference.

FRX2 Lock-Up Restrictions

Pursuant to Lock-Up Agreements to be entered into upon closing, each FRX2 Seller will agree not to transfer, sell, pledge, or otherwise dispose of Company Shares issued as purchase price consideration during the following restricted periods: the Company Shares issued as the FRX2 Closing Share Payment will be locked up through December 31, 2026; the Company Shares issued as the FRX2 Second Tranche Shares will be locked up through March 31, 2027; and the Company Shares issued as the FRX2 Third Tranche Shares will be locked up through March 31, 2028.

The foregoing description of the Lock-Up Agreements is qualified in its entirety by reference to the full texts of the Lock-Up Agreements, a form of which is attached as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

FRX2 Registration Rights

Pursuant to Investor Rights Agreements to be entered into upon closing, the Company will grant each FRX2 Seller certain registration rights with respect to the Company Shares issued as consideration, including: (i) one demand registration right per FRX2 Seller, exercisable following expiration of the applicable lock-up period, subject to a minimum aggregate offering value of $5 million; and (ii) piggyback registration rights with respect to registration statements filed by the Company for its own account or for other shareholders. The foregoing description of the Investor Rights Agreements is qualified in its entirety by reference to the full texts of the Investor Rights Agreements, a form of which is attached as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On July 31, 2026, the Company issued a press release announcing the matters disclosed in this Current Report on Form 8-K, which is attached as Exhibit 99.1 hereto and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1, and the information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Exchange Act.

Item 8.01	Other Events.

Canoe Hill Ohio, LLC

On July 30, 2026, the Company entered into a Securities Purchase Agreement (the "Canoe Hill Agreement") with Cap Technology Holdings, LLC, as seller (“Cap Tech”), and Canoe Hill Ohio, LLC ("Canoe Hill"), an Ohio-based licensed cannabis company, pursuant to which the Company agreed to acquire 100% of the issued and outstanding membership interests of Canoe Hill.

The aggregate consideration under the Canoe Hill Agreement consists solely of Company Shares, with no cash payable to Cap Tech at any time. The total consideration is based on an EBITDA (as defined under the Canoe Hill Agreement) multiple of 5.7 times Canoe Hill's Closing EBITDA (as defined in the Canoe Hill Agreement) of $6.1 million, resulting in a base EBITDA consideration of $34.8 million, subject to customary adjustments for cash, indebtedness, transaction expenses, and working capital. The consideration is payable in three tranches: 50% at closing at a share price of $18.75, 25% at 90 days post-closing, and 25% at 180 days post-closing, with deferred tranches priced at the greater of $17.25 per share or the prevailing 20-day VWAP, in each case subject to the minimum price permitted under Exchange policies. At closing, 10% of the aggregate number of Company Shares to be issued as closing consideration will be deposited into escrow for a period of 24 months to secure the indemnification and purchase price adjustment obligations of Cap Tech.

The Canoe Hill Agreement includes a forfeiture mechanism pursuant to which up to 25% of the total Company Shares issued may be forfeited by Cap Tech if, as of December 31, 2027, (i) Canoe Hill's Adjusted EBITDA (as defined in the Canoe Hill Agreement) falls more than 3.5% below its Closing EBITDA (as defined in the Canoe Hill Agreement) of $6.1 million, (ii) Canoe Hill's EBITDA margin in 2027 is lower than it was in 2025, and (iii) the Company's 20-day average share price exceeds $31.50 per share. The Canoe Hill Agreement is subject to customary closing conditions, including regulatory approval. The Canoe Hill Agreement also requires Company Shares issued as consideration to be subject to lock-up restrictions through March 31, 2028, depending on the tranche.

Concurrently with the execution of the Canoe Hill Agreement, the Company and Cap Tech entered into a side letter agreement pursuant to which Cap Tech's potential obligations to forfeit Company Shares under the Canoe Hill Agreement may be reduced upon the satisfaction of certain conditions.

CAOH LLC

On July 30, 2026, the Company entered into a Securities Purchase Agreement (the "CAOH Agreement") with John Mazarakis (the Company’s Chief Executive Officer), Tony Cappell, and Peter Sack, as sellers (collectively, “CAOH Sellers”), and CAOH LLC ("CAOH"), a Delaware-organized holding company the subsidiaries of which operate Ohio-based licensed cannabis businesses, pursuant to which the Company agreed to acquire 100% of the issued and outstanding membership interests of CAOH (the “CAOH Transaction”).

The aggregate consideration under the CAOH Agreement consists solely of Company Shares, with no cash payable to CAOH Sellers at any time. The total consideration is based on an EBITDA (as defined under the CAOH Agreement) multiple of 5.7 times CAOH's Closing EBITDA (as defined under the CAOH Agreement) of $2.8 million, resulting in a base EBITDA consideration of $16.0 million subject to customary adjustments for cash, indebtedness, transaction expenses, and working capital. The consideration is payable in three tranches: 50% at closing at a share price of $18.75, 25% at 90 days post-closing, and 25% at 180 days post-closing, with deferred tranches priced at the greater of $17.25 per share or the prevailing 20-day VWAP, in each case subject to the minimum price permitted under Exchange policies. At closing, 10% of the aggregate number of Company Shares to be issued as closing consideration will be deposited into escrow for a period of 24 months to secure the indemnification and purchase price adjustment obligations of CAOH.

The CAOH Agreement includes a forfeiture mechanism pursuant to which up to 25% of the total Company Shares issued may be forfeited by CAOH Sellers if, as of December 31, 2027, (i) CAOH's Adjusted EBITDA (as defined under the CAOH Agreement) falls more than 3.5% below its Closing EBITDA (as defined under the CAOH Agreement) of $2.8 million, (ii) CAOH's EBITDA margin in 2027 is lower than it was in 2025, and (iii) the Company's 20-day average share price exceeds $31.50 per share.

As a condition to closing, a convertible note held by CACO in the maximum principal amount of $10.8 million must be converted into membership interests of FRX2 and warrants in favor of CACO prior to closing and thereby extinguished. The CAOH Agreement is subject to customary closing conditions, including regulatory and, following the closing, Chicago Atlantic and its affiliates must collectively hold less than 20% of the Company’s issued and outstanding subordinate voting shares immediately following closing. Should such provision be waived, it is possible that the transaction may result in Chicago Atlantic owning greater than 20% of the Company’s issued and outstanding subordinate voting shares immediately following closing, which could require Company shareholder approval under Exchange requirements. Company Shares issued as consideration are subject to lock-up restrictions through March 31, 2028, depending on the tranche. John Mazarakis, the Company’s Chief Executive Officer, is a partner of Chicago Atlantic Group, LP, an affiliate of CACO.

Concurrently with the execution of the CAOH Agreement, the Company and CAOH Sellers entered into a side letter agreement pursuant to which CAOH Sellers' potential obligations to forfeit Company Shares under the CAOH Agreement may be reduced upon the satisfaction of certain conditions.

MI 61-101 Disclosure

The CAOH Transaction constitutes a “related party transaction” of the Company within the meaning of Canada’s Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”) by virtue of Mr. Mazarakis’ equity interest in CAOH. Mr. Mazarakis is an interested party in the CAOH Transaction under MI 61-101 as a result of his equity interest in CAOH and his corresponding entitlement, in his capacity as one of CAOH Sellers under the CAOH Agreement, to receive a portion of the Company Shares issuable as consideration under the CAOH Agreement. Mr. Mazarakis currently beneficially owns or controls 327,791 Company Shares. Pursuant to the CAOH Agreement, Mr. Mazarakis is entitled to receive an aggregate of 421,344 Company Shares as consideration for his membership interests in CAOH, which would increase the number of Company Shares beneficially owned or controlled by him to 749,135, an increase of approximately 128.5% in the number of Company Shares beneficially owned or controlled by him. In addition, as one of the CAOH Sellers under the side letter agreement described above, Mr. Mazarakis stands to benefit from the potential reduction of his forfeiture obligations under the CAOH Agreement upon the satisfaction of the conditions described therein.

The purpose of the CAOH Transaction is to enable the Company to acquire the Ohio-based cannabis operations conducted through CAOH’s subsidiaries, consistent with the Company’s broader strategy, reflected in the FRx, Canoe Hill and FRX 2 transactions described elsewhere in this Current Report on Form 8-K, of expanding and consolidating its cannabis operations in Ohio. The Company anticipates that the CAOH Transaction will increase the scope of its licensed cannabis operations in Ohio and will otherwise affect the Company’s business and affairs consistently with the other transactions described in this Current Report on Form 8-K.

Because Mr. Mazarakis is an interested party in the CAOH Transaction under MI 61-101, Mr. Mazarakis was not involved in negotiating the terms of the CAOH Agreement or the CAOH Transaction on behalf of the Company, and he abstained from voting on the board’s approval of the CAOH Transaction by virtue of his interest in the transaction. Subject to the foregoing, the CAOH Agreement and the terms of the CAOH Transaction were reviewed and approved by the Company’s board of directors following its standard review process for related party transactions. No special committee was formed in connection with the CAOH Transaction. No director indicated any materially contrary view of the CAOH Transaction, and there was no material disagreement among the members of the board of directors with respect to the CAOH Transaction.

No formal valuation of the CAOH Transaction was obtained, for the reasons described below. To the knowledge of the Company, after reasonable inquiry, there is no prior valuation (within the meaning of MI 61-101) in respect of the Company that relates to the subject matter of, or is otherwise relevant to, the CAOH Transaction and that was made in the 24 months before the date of this Current Report on Form 8-K.

The general nature and material terms of the CAOH Agreement and the related side letter agreement entered into with Mr. Mazarakis and the other CAOH Sellers in connection with the CAOH Transaction, including Mr. Mazarakis’ role as one of the CAOH Sellers under the CAOH Agreement, are described above.

The Company intends to rely on the exemption from the formal valuation requirement set out in Section 5.5(a) of MI 61-101 and the exemption from the minority approval requirement set out in Section 5.7(1)(a) of MI 61-101, in each case on the basis that neither the fair market value of the subject matter of, nor the fair market value of the consideration for, the CAOH Transaction, insofar as it involves interested parties, exceeds 25% of the Company’s market capitalization. No finder’s fees are payable in connection with the transactions disclosed in this Current Report on Form 8-K.

Forward-Looking Information

This Current Report on Form 8-K contains “forward-looking information” or “forward-looking statements” within the meaning of applicable United States and Canadian securities legislation (referred to herein as “forward-looking information”). Forward-looking information contained in this Current Report on Form 8-K may be identified by the use of words such as “should,” “believe,” “estimate,” “would,” “looking forward,” “may,” “continue,” “expect,” “expected,” “will,” “likely,” “subject to,” and variations of such words and phrases, or any statements or clauses containing verbs in any future tense and includes statements regarding expectations around the pending transactions discussed herein and the expected timing and benefits thereof; the expected closing dates; the approximate value of the consideration to be paid in the transactions; the satisfaction or waiver of the closing conditions set out in the various securities purchase agreements, including receipt of all regulatory and Exchange approvals; and the Company’s expectations around integration of the operations of its recent and announced acquisitions and timing thereof. These statements should not be read as guarantees of future performance or results. Forward-looking information includes both known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company or its subsidiaries to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements or information contained in this press release. Forward-looking information is based upon a number of estimates and assumptions of management, believed but not certain to be reasonable, in light of management’s experience and perception of trends, current conditions, and expected developments, as well as other factors relevant in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment, and the availability of licenses, approvals and permits.

Although the Company believes that the expectations and assumptions on which such forward-looking information is based are reasonable, the reader should not place undue reliance on the forward-looking information because the Company cannot give any assurance that they will prove to be correct. Actual results and developments may differ materially from those contemplated by these statements. Forward-looking information is subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking information. Such risks and uncertainties include, but are not limited to: risks related to receipt of necessary regulatory and third-party approvals for completion of the pending transactions; risks and uncertainties associated with the pending transactions, some of which are beyond the Company’s control; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties as a result of the pending transactions; the effects of the pending transactions on the Company and the interests of various constituents; subject to the successful outcome of the pending transactions, the nature, cost, impact and outcome of pending and future litigation, other legal or regulatory proceedings, or governmental investigations and actions; risks related to the timing and content of adult-use legislation in markets where the Company and the various entities involved in the transactions currently operate; current and future market conditions, including the market price of the subordinate voting shares of the Company; risks related to epidemics and pandemics; federal, state, local, and foreign government laws, rules, and regulations, including federal and state laws and regulations in the United States relating to cannabis operations in the United States and any changes to such laws or regulations; operational, regulatory and other risks; execution of business strategy; management of growth; difficulties inherent in forecasting future events; conflicts of interest; risks inherent in an agricultural business; risks inherent in a manufacturing business; liquidity and the ability of the Company to raise additional financing to continue as a going concern; the Company’s ability to meet the demand for flower in its various markets; the Company’s ability to dispose of its assets held for sale at an acceptable price or at all; and risk factors set out in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which are available on EDGAR with the U.S. Securities and Exchange Commission at www.sec.gov and filed with the Canadian securities regulators and available under the Company’s profile on SEDAR+ at www.sedarplus.com.

The statements in this Current Report on Form 8-K are made as of the date of this release. Except as required by law, the Company undertakes no obligation to update any forward-looking statements or forward-looking information to reflect events or circumstances after the date of such statements.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1+	Securities Purchase Agreement, dated as of July 30, 2026, by and among Vireo Growth, Inc., FarmaceuticalRx LLC, SB Ohio Holdings Inc. and Chicago Atlantic Credit Opportunities, LLC, a Delaware limited liability company
10.2	Form of Lock-Up Agreement by and among Vireo Growth Inc. and certain members of FarmaceuticalRx LLC
10.3	Form of Investor Rights Agreement by and among Vireo Growth Inc. and certain members of FarmaceuticalRx LLC
10.4+	Securities Purchase Agreement, dated as of July 30, 2026, by and among Vireo Growth, Inc., Rebecca Myers, Dietrich Stephan, Joy Bockner, Chicago Atlantic Credit Opportunities, LLC, and FarmaceuticalRx2 LLC
10.5	Form of Lock-Up Agreement by and among Vireo Growth Inc. and certain members of FarmaceuticalRX2 LLC
10.6	Form of Investor Rights Agreement by and among Vireo Growth Inc. and certain members of FarmaceuticalRX2 LLC
99.1*	Press Release, dated as of July 31, 2026
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

+ Pursuant to Item 601(a)(5) of Regulation S-K, schedules have been omitted and will be furnished on a supplemental basis to the Securities and Exchange Commission upon request.

*Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIREO GROWTH INC. (Registrant)

By:	/s/ Tyson Macdonald
Tyson Macdonald
Chief Financial Officer

Date: August 5, 2026